                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 10, 1995



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



         Colorado                    1-9953                 84-0613514
         --------                    ------                 ----------
(State of Organization)      (Commission File No.)       (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309             (303) 792-3111
- ---------------------------------------------             --------------
(Address of principal executive office and Zip Code        (Registrant's
                                                           telephone no.
                                                       including area code)

Item 5.  Other Events


                 Jones Intercable, Inc. (the "Registrant") has previously reported that it has agreed to acquire the cable television system serving areas in and around Augusta, Georgia from Cable TV Fund 12-B, Ltd., one of the Registrant's managed limited partnerships. The purchase price for the system is $141,718,000, subject to normal closing adjustments.

                 Historical financial statements for the Augusta system to be acquired by the Registrant, and pro forma financial statements reflecting the proposed acquisition are being filed as Exhibits herewith.


Item 7.  Financial Statements and Exhibits


         a. Audited Financial Statements of the Augusta System for the years 1992, 1993 and 1994.

         b.      Pro Forma Financial Statements of Jones Intercable, Inc.

         c. Purchase and Sale Agreement dated February 22, 1995 between Cable TV Fund 12-B, Ltd. and Jones Intercable, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JONES INTERCABLE, INC.,
                                      a Colorado corporation


Dated:  March 10, 1995                By:   /s/ Elizabeth M. Steele
                                            ----------------------------
                                            Elizabeth M. Steele
                                            Vice President

                        HISTORICAL FINANCIAL STATEMENTS

         The following financial statements of Cable TV Fund 12-B (the "Partnership") present the financial condition of the Partnership as of December 31, 1994 and 1993 and the results of operations for the three years in the period ended December 31, 1994. The Partnership's only operating cable television system is the cable television system serving areas in and around Augusta, Georgia (the "Augusta System"). In addition to the Augusta System, the Partnership owns 9 percent minority interest in Cable TV Fund 12-BCD Venture, which is reflected as loss in excess of investment in cable television venture on the balance sheets and equity in loss of cable television joint venture on the statements of operations. The Partnership will retain its investment in the Venture, therefore it should be disregarded in analyzing the historical statements in reference to the Augusta System.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of Cable TV Fund 12-B:

                 We have audited the accompanying balance sheets of CABLE TV FUND 12-B (a Colorado limited partnership) as of December 31, 1994 and 1993, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cable TV Fund 12-B as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                        /S/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP



Denver, Colorado,
  March 8, 1995.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                                 BALANCE SHEETS


                                                                                                  December 31,
                                                                                   ----------------------------------
                 ASSETS                                                                 1994                1993
                 ------                                                            -------------        -------------
CASH                                                                               $   3,782,989        $   4,856,992

TRADE RECEIVABLES, less allowance for doubtful receivables of
  $79,128 and $90,839 at December 31, 1994 and 1993, respectively                        860,247            1,011,740

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                                              78,503,036           74,468,377
  Less- accumulated depreciation                                                     (37,429,022)         (30,740,891)
                                                                                   -------------        -------------
                                                                                      41,074,014           43,727,486

  Franchise costs, net of accumulated amortization of $25,063,424
    and $22,377,932 at December 31, 1994 and 1993, respectively                       14,051,348           16,736,840
  Loss in excess of investment in cable television joint venture                      (1,804,126)            (622,087)
                                                                                   -------------        -------------

         Total investment in cable television properties                              53,321,236           59,842,239

DEPOSITS, PREPAID EXPENSES AND DEFERRED CHARGES                                          578,713              374,054
                                                                                   -------------        -------------

                 Total assets                                                      $  58,543,185        $  66,085,025
                                                                                   =============        =============


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                                 BALANCE SHEETS


                                                                                                 December 31,
                                                                                  -----------------------------------
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)                                            1994                 1993
- -------------------------------------------                                       ------------           ------------
LIABILITIES:
  Debt                                                                            $ 39,959,041           $ 43,831,074
  Accounts payable-
    Trade                                                                               63,438                136,325
    General Partner                                                                    112,495                163,266
  Accrued liabilities                                                                  924,648              1,091,860
  Subscriber prepayments                                                               113,843                124,535
                                                                                  ------------           ------------

                 Total liabilities                                                  41,173,465             45,347,060
                                                                                  ------------           ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

PARTNERS' CAPITAL (DEFICIT):
  General Partner-
    Contributed capital                                                                  1,000                  1,000
    Accumulated deficit                                                               (305,152)              (271,470)
                                                                                  ------------           ------------

                                                                                      (304,152)              (270,470)
                                                                                  ------------           ------------

  Limited Partners-
    Net contributed capital (111,035 units outstanding at
      December 31, 1994 and 1993)                                                   47,645,060             47,645,060
    Accumulated deficit                                                            (29,971,188)           (26,636,625)
                                                                                  ------------           ------------

                                                                                    17,673,872             21,008,435
                                                                                  ------------           ------------

                 Total liabilities and partners' capital (deficit)                $ 58,543,185           $ 66,085,025
                                                                                  ============           ============


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                            STATEMENTS OF OPERATIONS


                                                                                      Year Ended December 31,
                                                                ---------------------------------------------------------
                                                                    1994                    1993                 1992
                                                                -----------             -----------           -----------

REVENUES                                                        $26,956,006             $26,975,209           $25,369,064

COSTS AND EXPENSES:
  Operating, general and administrative                          13,932,687              13,054,665            12,052,351
  Management fees and allocated overhead from
    General Partner                                               3,392,884               3,205,800             2,964,400
  Depreciation and amortization                                   9,380,877               8,897,796             8,415,058
                                                                -----------             -----------           -----------

OPERATING INCOME                                                    249,558               1,816,948             1,937,255
                                                                -----------             -----------           -----------

OTHER INCOME (EXPENSE):
  Interest expense                                               (2,555,513)             (2,343,606)           (2,889,857)
  Other, net                                                        119,749                 126,128                18,335
                                                                -----------             -----------           -----------

         Total other income (expense)                            (2,435,764)             (2,217,478)           (2,871,522)
                                                                -----------             -----------           -----------

LOSS BEFORE EQUITY IN NET LOSS OF
  CABLE TELEVISION JOINT VENTURE                                 (2,186,206)               (400,530)             (934,267)

EQUITY IN NET LOSS OF CABLE
  TELEVISION JOINT VENTURE                                       (1,182,039)             (1,063,449)           (1,366,385)
                                                                -----------             -----------           -----------

NET LOSS                                                        $(3,368,245)            $(1,463,979)          $(2,300,652)
                                                                ===========             ===========           ===========

ALLOCATION OF NET LOSS:
  General Partner                                               $   (33,682)            $   (14,640)          $   (23,007)
                                                                ===========             ===========           ===========

  Limited Partners                                              $(3,334,563)            $(1,449,339)          $(2,277,645)
                                                                ===========             ===========           ===========

NET LOSS PER LIMITED PARTNERSHIP UNIT                           $    (30.03)            $    (13.05)          $    (20.51)
                                                                ===========             ===========           ===========

WEIGHTED AVERAGE NUMBER OF LIMITED
  PARTNERSHIP UNITS OUTSTANDING                                     111,035                 111,035               111,035
                                                                ===========             ===========           ===========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)


                                                                                        Year Ended December 31,
                                                                      --------------------------------------------------
                                                                          1994                 1993             1992
                                                                      ------------        -------------      -----------
GENERAL PARTNER:
  Balance, beginning of period                                        $   (270,470)       $    (255,830)     $  (232,823)
  Net loss for period                                                      (33,682)             (14,640)         (23,007)
                                                                      ------------        -------------      -----------

  Balance, end of period                                              $   (304,152)       $    (270,470)     $  (255,830)
                                                                      ============        =============      ===========


LIMITED PARTNERS:
  Balance, beginning of period                                        $ 21,008,435        $  22,457,774      $24,735,419
  Net loss for period                                                   (3,334,563)          (1,449,339)      (2,277,645)
                                                                      ------------        -------------      -----------

  Balance, end of period                                              $ 17,673,872        $  21,008,435      $22,457,774
                                                                      ============        =============      ===========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                            STATEMENTS OF CASH FLOW


                                                                                       Year Ended December 31,
                                                                 -----------------------------------------------------------

                                                                        1994                  1993               1992
                                                                 -----------------     ----------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                          $      (3,368,245)       $(1,463,979)       $(2,300,652)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Depreciation and amortization                                         9,380,877          8,897,796          8,415,058
    Amortization of interest rate protection contract                         -                 -                  33,963
    Equity in net loss of cable  television joint venture                 1,182,039          1,063,449          1,366,385
    Decrease (increase) in trade receivables                                151,493           (109,776)          (302,528)
    Decrease (increase) in deposits, prepaid expenses
      and deferred charges                                                 (211,913)           119,594           (409,048)
    Increase (decrease) in trade accounts payable,
     accrued liabilities and subscriber prepayments                        (250,791)           134,104            141,333
    Increase (decrease) in amount due General Partner                       (50,771)          (125,767)            73,264
                                                                  -----------------        -----------        -----------

         Net cash provided by operating activities                        6,832,689          8,515,421          7,017,775
                                                                  -----------------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                       (4,034,659)        (4,096,862)        (3,840,518)
                                                                  -----------------        -----------        -----------

         Net cash used in investing activities                           (4,034,659)        (4,096,862)        (3,840,518)
                                                                  -----------------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings                                                    124,133             74,766            162,465
Repayment of debt                                                        (3,996,166)        (3,041,200)        (2,090,548)
                                                                  -----------------        -----------        -----------

         Net cash used in financing activities                           (3,872,033)        (2,966,434)        (1,928,083)
                                                                  -----------------        -----------        -----------

Increase (decrease) in cash                                              (1,074,003)         1,452,125          1,249,174

Cash, beginning of period                                                 4,856,992          3,404,867          2,155,693
                                                                  -----------------        -----------        -----------

Cash, end of period                                               $       3,782,989        $ 4,856,992        $ 3,404,867
                                                                  =================        ===========        ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                                   $       2,806,739        $ 2,374,601        $ 2,606,651
                                                                  =================        ===========        ===========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                               CABLE TV FUND 12-B
                            (A Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS


(1)      ORGANIZATION AND PARTNERS' INTERESTS

         Formation and Business

                 Cable TV Fund 12-B, Ltd. (the "Partnership"), a Colorado limited partnership, was formed on June 5, 1985, under a public program sponsored by Jones Intercable, Inc. The Partnership was formed to acquire, construct, develop and operate cable television systems. Jones Intercable, Inc., a publicly held Colorado corporation, is the "General Partner" and manages the Partnership. The General Partner and its subsidiaries also own and operate cable television systems. In addition, the General Partner manages cable television systems for other limited partnerships for which it is general partner and, also, for affiliated entities.

                 In addition to the Augusta, Georgia cable television system, which it directly owns, the Partnership owns an approximate 9 percent interest in Cable TV Fund 12-BCD Venture (the "Venture"), through a capital contribution made to the Venture in April 1986 of $12,437,500. The Venture acquired certain cable television systems in New Mexico, California and Florida during 1986.
The Venture incurred losses of $12,876,242, $11,584,416 and $14,884,365 in
1994, 1993 and 1992, respectively, of which $1,182,039, $1,063,449 and
$1,366,385 was allocated to the Partnership during 1994, 1993 and 1992, respectively.

         Contributed Capital

                 The capitalization of the Partnership is set forth in the accompanying statements of partners' capital (deficit). No limited partner is obligated to make any additional contributions to partnership capital.

                 The General Partner purchased its interest in the Partnership by contributing $1,000 to partnership capital.

                 All profits and losses of the Partnership are allocated 99 percent to the limited partners and 1 percent to the General Partner, except for income or gain from the sale or disposition of cable television properties, which will be allocated to the partners based upon a formula set forth in the partnership agreement, and interest income earned prior to the first acquisition by the Partnership of a cable television system, which was allocated 100 percent to the limited partners.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting Records

                 The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Partnership s tax returns are also prepared on the accrual basis.

         Investment in Cable Television Joint Venture

                 The Partnership s investment in the Venture is accounted for under the equity method due to the Partnership s influence on the Venture as a General Partner. The operations of the Venture are significant to the Partnership and should be reviewed in conjunction with these financial statements. Reference is made to the accompanying financial statements of the Venture on pages 31 to 41.

         Property, Plant and Equipmen

                 Depreciation of property, plant and equipment is provided primarily using the straight-line method over the following estimated service lives:

                 Cable distribution systems                              5 - 12 years
                 Equipment and tools                                     3 -  5 years
                 Office furniture and equipment                               5 years
                 Buildings                                              10 - 20 years
                 Vehicles                                                     3 years

                 Replacements, renewals and improvements are capitalized and maintenance and repairs are charged to expense as incurred.

         Intangible Assets

                 Costs assigned to franchises are being amortized using the straight-line method over the following remaining estimated useful lives:

            Franchise costs                                          4 - 9 years

         Revenue Recognition

                 Subscriber prepayments are initially deferred and recognized as revenue when earned.

(3)      TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES

         Management Fees, Distribution Ratios and Reimbursement

                 The General Partner manages the Partnership and receives a fee for its services equal to 5 percent of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees for the years ended December 31, 1994, 1993 and 1992 (excluding the Partnership s nine percent interest in the Venture) were $1,347,800, $1,348,760 and $1,268,453, respectively.

                 Any partnership distributions made from cash flow (defined as cash receipts derived from routine operations, less debt principal and interest payments and cash expenses) are allocated 99 percent to the limited partners and 1 percent to the General Partner. Any distributions other than interest income on limited partnership subscriptions earned prior to the acquisition of the Partnership s first cable television system or from cash flow, such as from the sale or refinancing of a system or upon dissolution of the Partnership, will be made as follows: first, to the limited partners in an amount which, together with all prior distributions, will equal the amount initially contributed by the limited partners; the balance, 75 percent to the limited partners and 25 percent to the General Partner.

                 The Partnership reimburses the General Partner for certain allocated overhead and administrative expenses. These expenses represent the salaries and related benefits paid for corporate personnel, rent, data processing services and other corporate facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to each partnership managed. Remaining overhead costs are allocated based on revenues and/or the cost of assets managed for the partnership. Effective December 1, 1993, the allocation method was changed to be based only on revenue, which the General Partner believes provides a more accurate method of allocation. Systems owned by the General Partner and all other systems owned by partnerships for which Jones Intercable, Inc. is the General Partner are also allocated a proportionate share of these expenses. The General Partner believes that the methodology used in allocating overhead and administrative expenses is reasonable. Reimbursements by the Partnership to the General Partner for allocated overhead and administrative expenses (excluding the Partnership s nine percent interest in the Venture) were $2,045,084, $1,857,040, and $1,695,947 in 1994, 1993, and 1992, respectively.

                 The Partnership was charged interest on amounts due the General Partner at a rate which approximated the General Partner's weighted average cost of borrowing. Total interest charged the Partnership by the General Partner was $9,903, $-0- and $29,205 in 1994, 1993 and 1992,
respectively.

         Payments to/from Affiliates for Programming Services

                 The Partnership receives programming from Superaudio, The Mind Extension University and Jones Computer Network, affiliates of the General Partner. Payments to Superaudio totaled $39,929, $40,882 and $40,430 in 1994, 1993 and 1992, respectively. Payments to The Mind Extension University totaled $36,178, $23,769 and $23,165 in 1994, 1993 and 1992, respectively. Payments to
Jones Computer Network, which initiated service in 1994, totaled $5,373.

                 The Partnership receives a commission from Product Information Network, an affiliate of Intercable, based on a percentage of advertising sales and number of subscribers. Product Information Network, which initiated service in 1994, paid commissions to the Partnership totalling $24,531.

(4)      PROPERTY, PLANT AND EQUIPMENT

                 Property, plant and equipment as of December 31, 1994 and 1993, consisted of the following:

                                                                                 December 31,
                                                                     -----------------------------------
                                                                          1994                   1993
                                                                     ------------           ------------
                 Cable distribution system                           $ 74,244,802           $ 70,454,984
                 Equipment and tools                                    1,124,216              1,042,724
                 Office furniture and equipment                           996,451                967,465
                 Buildings                                                644,202                638,475
                 Vehicles                                               1,364,365              1,235,729
                 Land                                                     129,000                129,000
                                                                     ------------           ------------

                                                                       78,503,036             74,468,377
                 Less- Accumulated depreciation                       (37,429,022)           (30,740,891)
                                                                     ------------           ------------

                                                                     $ 41,074,014           $ 43,727,486
                                                                     ============           ============

(5)      DEBT

                 Debt consists of the following:                                   December 31,
                                                                      ----------------------------------

                                                                          1994                  1993
                                                                      -----------            -----------
                 Lending institutions-
                   Term loan                                          $39,770,000            $43,650,000

                 Capital lease obligations                                189,041                181,074
                                                                      -----------            -----------

                                                                      $39,959,041            $43,831,074
                                                                      ===========            ===========

                 The balance outstanding on the Partnership s credit facility as of December 31, 1994 was $39,770,000. On December 31, 1991, the then outstanding principal balance of $48,500,000 was converted to a term loan payable in 12 consecutive quarterly installments beginning March 31, 1992 and ending December 31, 1994. The Partnership paid $3,880,000 in such installments during 1994. In December 1994, the General Partner refinanced the credit facility to extend the life of the term loan to December 31, 1999. The term loan will continue to be payable in consecutive quarterly installments. Interest on this agreement is at the Partnership s option of the base rate plus 1/2 percent, where base rate is defined as the greater of the Prime Rate or the Federal Funds Rate plus 1/2 percent, or the CD rate plus 1-5/8 percent or the
London Interbank Offered Rate plus 1-1/2 percent.   This loan is expected to be
paid in full upon closing of the sale of the Augusta System to the General Partner as discussed in Note 8.

                 The effective interest rates on outstanding obligations as of December 31, 1994 and 1993 were 7.64 percent and 4.98 percent, respectively.

                 Installments due on debt principal for each of the five years in the period ending December 31, 1999, respectively, are: $5,027,962, $7,016,462, $9,004,962, $8,967,155 and $9,942,500. At December 31, 1994,
substantially all of the Partnership s property, plant and equipment secured the above indebtedness.

(6)      INCOME TAXES

                 Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners. The Federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

                 The Partnership s tax returns, the qualification of the partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by Federal and state taxing authorities. If such examinations result in changes with respect to the Partnership s qualification as such, or in changes with respect to the Partnership s recorded income or loss, the tax liability of the general and limited partners would likely be changed accordingly.

                 Taxable loss reported to the partners is different from that reported in the statements of operations due to the difference in depreciation recognized under generally accepted accounting principles and the expense allowed for tax purposes under the Modified Accelerated Cost Recovery System (MACRS). There are no other significant differences between taxable loss and the net loss reported in the statements of operations.

(7)      COMMITMENTS AND CONTINGENCIES

                 On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation in the cable television industry. In April 1993, the FCC adopted regulations governing rates for basic and non-basic services. These regulations became effective on September 1, 1993. Such regulations caused reductions in rates for certain regulated services. On February 22, 1994, the FCC adopted several additional rate orders including an order which revised its earlier-announced regulatory scheme with respect to rates. The Partnership has filed a cost-of-service showing in its Augusta System and anticipates no further reductions in rates. The cost-of-service showing has not received final approval from franchising authorities.

                 The Partnership rents office and other facilities under various long-term operating lease arrangements. Rent paid under such lease arrangements totaled $19,907, $19,575 and $19,351, respectively, for the years ended December 31, 1994, 1993 and 1992. Minimum commitments for each of the five years in the period ending December 31, 1999, and thereafter are as follows:

                 1995                                                           $21,219
                 1996                                                            16,400
                 1997                                                            14,400
                 1998                                                            14,400
                 1999                                                             7,400
                 Thereafter                                                         200
                                                                                -------

                                                                                $74,019
                                                                                =======

(8)      SALE OF CABLE TELEVISION SYSTEM

         On February 22, 1995, the General Partner entered into a Purchase and Sale Agreement (the "Agreement") with the Partnership, providing for the sale by the Partnership to the General Partner of the Augusta System. The purchase price for the Augusta System is $141,718,000, subject to certain closing adjustments provided by the Agreement. Closing of the sale is subject to a number of conditions, including the approval of the transaction by the holders of a majority of the Partnership s limited partnership interests. The purchase price represents the average of three separate independent appraisals of the fair market value of the Augusta System. Subject to the satisfaction of closing conditions, the transaction is expected to close during 1995. The Partnership will retain its interest in the Venture.

(9)      SUPPLEMENTARY PROFIT AND LOSS INFORMATION

                 Supplementary profit and loss information for the respective years are presented below:


                                                                                  Year Ended December 31,
                                                                   --------------------------------------------------
                                                                         1994             1993             1992
                                                                   ----------------  ----------------  --------------


                 Maintenance and repairs                             $  169,466       $  151,258        $  171,974
                                                                     ==========       ==========        ==========

                 Taxes, other than income and payroll taxes          $  232,068       $  232,174        $  224,415
                                                                     ==========       ==========        ==========

                 Advertising                                         $  212,018       $  136,524        $  165,447
                                                                     ==========       ==========        ==========

                 Depreciation of property,  plant and equipment      $6,695,385       $6,212,303        $5,729,566
                                                                     ==========       ==========        ==========

                 Amortization of intangible assets                   $2,685,492       $2,685,493        $2,685,492
                                                                     ==========       ==========        ==========

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our report dated March 8, 1995 on Cable TV Fund 12-B, Ltd. for the year ended December 31, 1994 in the Form 8-K of the Company dated March 10, 1995 and its Registration Statement No. 33-64604, and further consent to the incorporation by reference in Registration Statement No. 33-64604 of our reports dated August 29, 1994 included in Jones Spacelink, Ltd.'s Form 10-K for the year ended May 31, 1994, and to all references to our firm included in such registration statement.



                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP



March 10, 1995

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Consolidated Balance Sheet as of November 30, 1994 and the Unaudited Pro Forma Consolidated Statements of Operations for the six months ended November 30, 1994 and for the year ended May 31, 1994 give effect to the proposed purchase of the cable television system serving areas in and around Augusta, Georgia (the "Augusta System") by Jones Intercable, Inc. (the "Company"). In addition, the Unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition by the Company of substantially all of the assets of Jones Spacelink, Ltd. ("Spacelink") on December 20, 1994 and the purchase by Bell Canada International, Inc. ("BCI") of 7,414,300 newly issued shares of the Company's Class A Common Stock on December 20, 1994. The Unaudited Pro Forma Statement of Operations gives effect to the Spacelink acquisition and the BCI transaction as well as the sale of the Company's Gaston County, North Carolina cable television system (the "Gaston System") on July 25, 1994. The Unaudited Pro Forma Consolidated Financial Statements are based on the historical Consolidated Financial Statements of the Company and Spacelink under the assumptions and adjustments set forth in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

         The Unaudited Pro Forma Consolidated Balance Sheet assumes that the transactions listed above occurred on November 30, 1994 and the Unaudited Pro Forma Consolidated Statement of Operations assumes such transactions occurred June 1, 1993.

         On February 22, 1995, the Company entered into a Purchase and Sale Agreement with Cable TV Fund 12-B, Ltd. (the "Partnership"), providing for the purchase by the Company of the Augusta System. The purchase price of the Augusta System, which was determined by the average of three separate independent appraisals, is $141,718,000, subject to certain closing adjustments. Closing of the sale is subject to a number of conditions, including the approval of the limited partners of the Partnership. The Company believes that the acquisition of the Augusta System is probable. The Company, as General Partner of the Partnership, would receive a distribution from the Partnership of approximately $12,500,000 upon the closing of the Augusta System sale. Such distribution would reduce the basis of assets of the Augusta System.

         The Spacelink transaction was a stock for net assets purchase whereby the Company issued 3,900,000 shares of Class A Common Stock to acquire substantially all of the assets and liabilities of Spacelink, excluding Spacelink's holding of approximately 2.9 million shares of the Company's Common Stock. The Spacelink transaction was accounted for as (i) the exchange of ownership interests between entities under common control for the shares issued to Glenn R. Jones and Jones International, Ltd., which is reflected at predecessor cost, and (ii) the acquisition of the minority interest of Spacelink, which is reflected at fair market value. The excess of the market value of Spacelink's minority interest over the book value is assigned to goodwill.

         On December 20, 1994, BCI purchased 7,414,300 newly issued shares of the Company's Class A Common Stock at $27.50 per share for $203,893,250. A portion of the $203,893,250 was used to repay amounts then outstanding under the Company's and Spacelink's credit facilities of $38,000,000 and $75,000,000, respectively, with the remainder being used to pay certain fees and held for future needs.

                        UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

         On July 25, 1994, the Company sold the Gaston System to an unaffiliated third party for $36,500,000, subject to certain fees and closing adjustments. The proceeds from the sale were used to repay amounts then outstanding on the Company's credit facility. The Company recognized a gain before income taxes of $15,496,400 related to this transaction.

         The Unaudited Pro Forma Financial Statements should be read in conjunction with the Notes to Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Financial Statements are based on historical data and may not be indicative of the actual results obtained upon the closing of the above transactions.

                             JONES INTERCABLE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               NOVEMBER 30, 1994


                                                                     PRO FORMA ADJUSTMENTS
                                                                     ---------------------
                                                                    Other               Augusta           Pro Forma
                                            As Reported          Adjustments           Purchase            Balance
                                            -----------          -----------          ----------         -----------
ASSETS                                                         (In Thousands Except Per Share Data)
CASH AND CASH EQUIVALENTS                $   2,633              $  91,445           $ (89,555)          $     4,523

RECEIVABLES, net                            24,603                  5,066                 860                30,529

INVESTMENT IN CABLE TELEVISION
  PROPERTIES:
  Property, plant and equipment, net       162,400                 32,314              32,305               227,019
  Intangible Assets, net                   113,818                 44,132              96,913               254,863
  Investments, net                          98,376                  4,391                  -                102,767
                                         ---------              ---------           ---------           -----------

TOTAL INVESTMENT IN CABLE
  TELEVISION PROPERTIES                    374,594                 80,837             129,218               584,649
                                         ---------              ---------           ---------           -----------
OTHER ASSETS                                30,789                  5,358                 579                36,726
                                         ---------              ---------           ---------           -----------

TOTAL ASSETS                             $ 432,619              $ 182,706           $  41,102           $   656,427
                                         =========              =========           =========           ===========


LIABILITIES AND SHAREHOLDERS'
  INVESTMENT

LIABILITIES:
  Accounts payable and
    accrued liabilities                  $  46,449              $  13,318           $   1,102           $    60,869
  Subordinated debentures and
    other debt                             280,918                    839                  -                281,757
  Credit facility                           38,000                (38,000)             40,000                40,000
                                         ---------              ---------           ---------           -----------

TOTAL LIABILITIES                          365,367                (23,843)             41,102               382,626
                                         ---------              ---------           ---------           -----------

SHAREHOLDERS' INVESTMENT                    67,252                206,549                  -                273,801
                                         ---------              ---------           ---------           -----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' INVESTMENT               $ 432,619              $ 182,706           $  41,102           $   656,427
                                         =========              =========           =========           ===========





The accompanying notes to Unaudited Pro Forma Consolidated Financial Statements
                  are an integral part of this balance sheet.

                            JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED NOVEMBER 30, 1994


                                                                     PRO FORMA ADJUSTMENTS
                                                                     ---------------------
                                                                    Other               Augusta           Pro Forma
                                            As Reported          Adjustments           Purchase            Balance
                                            -----------          -----------          ----------         -----------
                                                               (In Thousands Except Per Share Data)
REVENUES FROM CABLE
 TELEVISION OPERATIONS:
  Subscriber service fees                $      59,623        $    9,465           $    13,550        $  82,638
  Management fees                                9,066             1,068                  (678)           9,456
  Other revenues                                  -                7,369                  -               7,369
                                         -------------        ----------           -----------        ---------

TOTAL REVENUES                                  68,689            17,902                12,872           99,463

COSTS AND EXPENSES:
  Operating expenses                            37,239            12,487                 7,047           56,773
  General and administrative expenses            3,671             2,129                 1,032            6,832
  Depreciation and amortization                 21,639             4,466                 7,000           33,105
                                         -------------        ----------           -----------        ---------

OPERATING INCOME                                 6,140            (1,180)               (2,207)           2,753

OTHER INCOME (EXPENSE):
  Interest expense                             (18,329)            1,679                (1,600)         (18,250)
  Gain on sale of assets                        15,496           (15,496)                  -                -
  Equity in losses of affiliated entities         (917)             (635)                  -             (1,552)
  Interest income                                2,197                25                   -              2,222
  Other, net                                       491               (98)                  -                393
                                         -------------        ----------           -----------        ---------

INCOME (LOSS) BEFORE
  INCOME TAXES                                   5,078           (15,705)               (3,807)         (14,434)
  Income tax benefit                               -                  -                     -               -
                                         -------------        ----------           -----------        ---------

NET INCOME (LOSS)                        $       5,078        $  (15,705)          $    (3,807)       $ (14,434)
                                         =============        ==========           ===========        =========

NET INCOME (LOSS) PER CLASS A
  COMMON AND COMMON SHARE                $         .26                                                $    (.46)
                                         =============                                                =========

AVERAGE NUMBER OF CLASS A
  COMMON AND COMMON SHARES
  OUTSTANDING                                   19,730                                                   31,244
                                         =============                                                =========





The accompanying notes to Unaudited Pro Forma Consolidated Financial Statements
                    are an integral part of this statement.

                            JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1994


                                                                     PRO FORMA ADJUSTMENTS
                                                                     ---------------------
                                                                    Other               Augusta           Pro Forma
                                            As Reported          Adjustments           Purchase            Balance
                                            -----------          -----------          ----------         -----------
                                                               (In Thousands Except Per Share Data)
REVENUES FROM CABLE
 TELEVISION OPERATIONS:
  Subscriber service fees                $    115,076        $    13,656          $     26,956        $  155,688
  Management fees                              17,360              2,075                (1,348)           18,087
  Other revenues                                 -                11,097                  -               11,097
                                         ------------        -----------          ------------        ----------

TOTAL REVENUES                                132,436             26,828                25,608           184,872

COSTS AND EXPENSES:
  Operating expenses                           67,098             17,923                13,933            98,954
  General and administrative expenses           9,247              4,951                 2,045            16,243
  Depreciation and amortization                43,831              7,486                14,000            65,317
                                         ------------        -----------          ------------        ----------

OPERATING INCOME                               12,260             (3,532)               (4,370)            4,358

OTHER INCOME (EXPENSE):
  Interest expense                            (36,189)             3,822                (3,200)          (35,567)
  Equity in losses of affiliated entities      (4,624)            (1,858)                  -              (6,482)
  Interest income                               4,695              1,568                   -               6,263
  Other, net                                   (1,419)               319                   -              (1,100)
                                         ------------        -----------          ------------        ----------

LOSS BEFORE INCOME TAXES                      (25,277)               319                (7,570)          (32,528)
  Income tax benefit                              -                1,312                   -               1,312
                                         ------------        -----------          ------------        ----------

NET LOSS                                 $    (25,277)       $     1,631          $     (7,570)       $  (31,216)
                                         ============        ===========          ============        ==========

NET LOSS PER CLASS A COMMON
  AND COMMON SHARE                       $      (1.43)                                                $    (1.00)
                                         ============                                                 ==========

AVERAGE NUMBER OF CLASS A
  COMMON AND COMMON SHARES
  OUTSTANDING                                  17,662                                                     31,244
                                         ============                                                 ==========





The accompanying notes to Unaudited Pro Forma Consolidated Financial Statements
                    are an integral part of this statement.

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

         The Unaudited Pro Forma Financial Statements were prepared to reflect the purchase of the substantially all of the assets of Augusta System. In addition, such financial statements were prepared to reflect the acquisition of substantially all of the assets of Spacelink on December 20, 1994, the purchase by BCI of 7,414,300 shares of the Company's Class A Common Stock on December 20, 1994, and the sale by the Company of its Gaston County, North Carolina cable television system on July 25, 1994.

(1) The Augusta Purchase column of the Unaudited Pro Forma Consolidated Balance Sheet represents the purchase of the Augusta System as if the purchase was completed November 30, 1994. On February 22, 1995, the Company entered into a Purchase and Sale Agreement with Cable TV Fund 12-B, Ltd. (the "Partnership"), providing for the purchase by the Company of the Augusta System. The purchase price of the Augusta System, which was determined by the average of three separate independent appraisals, is $141,718,000, subject to certain closing adjustments. Closing of the sale is subject to a number of conditions, including the approval of the limited partners of the Partnership. The Company, as General Partner of the Partnership, would receive a distribution from the Partnership of approximately $12,500,000 upon the closing of the Augusta System sale. Such distribution would reduce the basis of the assets of the Augusta System. The Company anticipates using cash on hand and proceeds from borrowings from its credit facility to finance the Augusta System purchase. For purposes of the Pro Forma Balance Sheet, it is assumed $40,000,000 will be borrowed from the credit facility. The adjustment was calculated as follows:

                          Contract purchase price                   $     141,718,000
                          Less:  Distribution received
                            as General Partner                            (12,500,000)
                                                                    -----------------
                          Net Paid                                        129,218,000
                          Closing Adjustments
                          Less:  Accounts receivable, net                     860,000
                                 Prepaid expenses                             579,000
                          Add:   Accounts payable and
                                 Accrued liabilities                       (1,102,000)
                                                                    -----------------
                          Funds required                                  129,555,000

                          Proceeds from borrowings                        (40,000,000)
                                                                    -----------------

                          Decrease in cash                          $      89,555,000
                                                                    =================

         The assets of the Augusta System will be allocated to tangible and intangible assets based on an allocation an by independent appraiser. For purposes of the Unaudited Forma Balance Sheet, it is assumed that 25 percent of the net purchase price will be allocated to tangible assets.

(2) The other adjustments column of the Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of substantially all of the assets of Spacelink and the purchase by BCI of 7,414,300 shares of the Company's Class A Common Stock as if the transactions occurred on November 30, 1994. The Spacelink transaction was a stock for net assets purchase whereby the Company issued 3,900,000 shares of Class A Common Stock to acquire substantially all of the assets and liabilities of Spacelink, excluding Spacelink's holding of approximately 2.9 million shares of the Company's Common Stock. The Spacelink transaction was accounted for as (i) the exchange of ownership interests between entities under common control for the shares issued to Glenn R. Jones and Jones International, Ltd., which is reflected at

                          NOTES TO UNAUDITED PRO FORMA
                        FINANCIAL STATEMENTS (CONTINUED)

predecessor cost, and (ii) the acquisition of the minority interest of Spacelink, which is reflected at fair market value. The excess of the market value of Spacelink's minority interest over the book value of approximately $16,000,000 is assigned to goodwill. On December 20, 1994, BCI purchased 7,414,300 newly issued shares of the Company's Class A Common Stock at $27.50 per share for $203,893,250. A portion of the $203,893,250 was used to repay amounts then outstanding under the Company's and Spacelink's credit facilities of $38,000,000 and $75,000,000, respectively, with the remainder being used to pay certain fees and held for future needs.

(3) The Unaudited Pro Forma Statements of Operations reflect the purchase of the Augusta System, the Spacelink transaction, the BCI transaction and the sale of the Gaston System as if these transactions occurred on June 1, 1993. The basis for the statements are the historical financials of the Company, Spacelink and the Partnership. The depreciation and amortization of the Augusta System has been adjusted to reflect the Company's basis in the assets. Additional adjustments have been made for the amortization of the excess market value of Spacelink's minority interest and for interest expense as a result of changes in debt balances due to the above transaction.

                                EXHIBIT INDEX

Exhibit No.                  Exhibit Description                           Page
- -----------                  -------------------                           ----

    10 Purchase and Sale Agreement dated February 22, 1995 between Cable TV Fund 12-B, Ltd. and Jones
                 Intercable, Inc.